Exhibit 10.07(a)


                     Amendment to Lease
                   (5-Year Term & Option)

      AMENDMENT to Indenture dated as of April 15, 1988 (the "Lease") between GEOFFREY ETHERINGTON II, of Tequesta, Florida (the "Landlord"), and FIBERCOTE INDUSTRIES, INC. (formerly known as USP Composites, Inc. (the "Tenant").

      WHEREAS, the Landlord and the Tenant desire to provide for the extension of the term of the Lease for up to ten years as hereinafter set forth;

      NOW THEREFORE, the parties hereto agree to amend the Lease as follows:

1. Extension of Term. The Term of the Lease (the "Term") shall be extended for a five year period from January 1, 1993 through December 31, 1997. In addition the Tenant shall have the right to extend the Term for one additional five year term through December 21, 2002 by written notice to the Landlord no later than June 30, 1997. The provisions of the Lease providing for a five year extension of the Term shall be deemed superseded and replaced by this Section 1.

2.   Rent.
  (a) The rent for the "leased premises" (as defined in the Lease) from January 1, 1993 through December 31, 1995 shall be $175,380.00 per annum, payable to the Landlord in equal monthly installments of $14,615.00, in advance, without notice, on the first day of each month.

  (b) The rent for the "leased premises" from January 1, 1996 through December 31, 1997 for the periods indicated below shall be an amount equal to the rent payable during the prior year increased by a percentage equal to the percentage increase, if any, in the "consumer price index" for the United States during such prior year; provided that in no event shall the rent be increased for any such period by more than the percentage indicated below over the rent payable in the prior year:

          Period              Max. % Increase
          1/1-12/31/96             3%
          1/1-12/31/97             4%

  (c) In the event that the Tenant shall exercise its right to extend the Term for five years from January 1, 1998 through December 31, 2002, the rent payable during each year of any such extension shall be an amount equal to the rent payable during the prior year increased by a percentage equal to the percentage increase, if any, in the "consumer price index" for the United States during such prior year.

  (d) For the purposes hereof the "consumer price index" shall be the "consumer price index" as published in the Wall Street Journal. During any period that the rent hereunder shall be determined by the "consumer price index" (subject to any applicabble maximum increase), the rent shall be payable in twelve equal monthly installments, in advance, on the first of each month; provided that if the "consumer price index" for the end of the prior year is not available as of the commencement of any such period the Tenant shall make monthly payments of rent equal to those made in the prior year until such "consumer price index" is available and the increased rent is determined. Following such determination, the Tenant shall immediately pay to the Landlord the difference between the rent actually paid during such period and the increased rent payable from the commencement of such period through the date of the determination of such increased rent.

3.   Option to Purchase.

  (a) The provisions of Section 20(A) of the Lease shall be amended by deleting the date "December 31, 1992" from the first sentence thereof and substituting in place thereof the following:

    December 31, 1995

  (b) The provisions of Section 20(A) of the Lease shall be further amended by deleting in its entirety the third sentence thereof and substituting in its place the following:

     The   option  price  shall  be  $2,250,000  if   Tenant
     exercises said option on or before December 31, 1995.

4.   Obligations of EI and Park.

  (a)  By their consent hereto, Etherington Industries, Inc.
     and Park Electrochemical Corp. ("Park") agree to remain bound under the Lease, as amended hereby to the extend provided in the Lease.

  (b) Notwithstanding anything to the contrary herein or in the Lease, a certain Asset Purchase Agreement between U.S. Prolam, Inc. and the Tenant dated as of April 15, 1988, as amended (the "Asset Purchase Agreement"), or Park's guaranty of Tenant's obligations under the Asset Purchase Agreement, Park shall not be deemed to have guaranteed Tenant's obligations under the Lease, as amended hereby, although Park shall remain obligated under Sections 20(D), 28 (A), 29 and 30 of the Lease to the extent provided therein.

5.   Miscennaneous.

  (a) Except as specifically amended hereby all other terms and provisions of the Lease shall remain in full force and effect without modification, change or amendment and the Lease shall be deemed amended, renewed and extended hereby.

  (b) The extension of the term of the Lease effected hereby, and any additional extension subsequently obtained in accordance herewith, shall for the purposes hereof and the Lease be deemed a "renewal term" a "renewal term" and an "extended term".

  (c) This instrument and the Lease shall be governed by and construed under the laws of the State of Connecticut. The parties hereto and the persons consenting hereto hereby consent to the jurisdiction of and service of process by the courts of the State of Connecticut in any action brought in connection with this instrument of the Lease.

  IN WITNESS WHEREOF, the undersigned have executed this Amendment as of this 21st day of December 1992.


FIBERCOTE INDUSTRIES, INC.


By:/s/Allen Levine
Its:  Treasurer



/s/Geoffrey Etherington II
(GEOFFREY ETHERINGTON II)


Consent to as of this 21st day
of December 1992

ETHERINGTON INDUSTRIES, INC.

By:/s/ G. Etherington
Its:   President

U.S. PROLAM, INC.

By:/s/Andrew M. Esposito, Jr.
Its:  CEO

PARK ELECTROCHEMICAL CORP.

By:/s/Allen Levine
Its:  Vice President



[Exhibits-02-10.07a]bd